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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated August 16, 1994, with respect to the consolidated financial statements and schedule of Alliance Pharmaceutical Corp. included in the Annual Report (Form 10-K/A) for the year ended June 30, 1994.


                                       ERNST & YOUNG LLP

San Diego, California
March 6, 1995